Exhibit 4.2

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHO IS NOT, AND FOR A PERIOD OF AT LEAST THREE MONTHS IMMEDIATELY PRIOR TO SUCH TRANSFER HAS NOT BEEN, ONE OF THE COMPANY’S “AFFILIATES” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) NOR ACTING ON THE COMPANY’S BEHALF AND (a) IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT

IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BWAY CORPORATION (THE “COMPANY”) WILL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE, PROMPTLY PROVIDE TO HOLDERS OF NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THE NOTES. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OR GENERAL COUNSEL OF THE COMPANY AT 8607 ROBERTS DRIVE, SUITE 250, ATLANTA, GA 30350.

BWAY CORPORATION

10% Senior Subordinated Note

due 2014

CUSIP No.:
No.	$

BWAY CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of                              ($                    ) or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Security attached hereto, on April 15, 2014.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2009.

Record Dates: April 1 and October 1.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

BWAY CORPORATION

By:
Name:
Title:

By:
Name
Title:

This is one of the 10% Senior Subordinated Notes due 2014 described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

BWAY CORPORATION

10% Senior Subordinated Note

due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

BWAY CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above until maturity. The Company will pay interest semi-annually on April 15 and October 15 of each year (each an “Interest Payment Date”), commencing October 15, 2009. If an Interest Payment Date is not a Business Day, payment of the installment of interest due on such Interest Payment Date may be made on the next succeeding Business Day and no interest shall accrue on the payment so deferred.

Interest on this Security will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security and at such rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on April 1 and October 1 (whether or not a Business Day) immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such date; provided that interest on Securities due on the Maturity Date will be payable to the Person to whom principal is payable. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”), and at the option of the Company, payment of interest due on an Interest Payment Date (other than the Maturity Date) shall be made either by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities register or, in the case of a Holder of at least $1,000,000 aggregate principal amount of the Securities, by wire transfer of immediately available funds to a U.S. dollar account maintained by such Holder with a financial institution in the United States; provided that such Holder shall have given the Paying Agent or the Trustee written notice to such effect designating such account at least 5 business days prior to the applicable Interest Payment Date, any such instructions to remain in effect until revoked by such Holder in a written notice given to the Paying Agent or the Trustee.

3. Paying Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain conditions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

The Company issued the Securities under an Indenture, dated as of April 6, 2009 (the “Indenture”), among the Company, the Guarantors, party thereto, and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Senior Subordinated Notes due 2014 (the “Securities”). The Securities are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are not limited in aggregate principal amount.

The Securities are and may hereafter be entitled to certain senior subordinated Guarantees made for the benefit of the Holders. Reference is made to Article Eleven of the Indenture for terms relating to such Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Guarantor shall be required to make any notation on this Security to reflect any Guarantee or any such release, termination or discharge.

5. Subordination.

The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (4), (5) and (6) of the definition thereof) of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. In addition, the Guarantee of any Guarantor is subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (4), (5) and (6) of the definition thereof), of all Guarantor Senior Debt of such Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6. Optional Redemption.

The Securities will be redeemable, at the Company’s option, in whole at any time or in part from time to time, on and after April 15, 2011, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2011	105.000%
2012	102.250%
2013 and thereafter	100.000%

7. Optional Redemption upon Equity Offerings.

At any time, or from time to time, prior to April 15, 2011, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Securities issued under the Indenture (including any Additional Securities) at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the original principal amount of Securities issued under the Indenture (including any Additional Securities) remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

As used in the preceding paragraph, “Equity Offering” means a sale of Qualified Capital Stock (i) of the Company or (ii) of any direct or indirect parent of the Company (including Holding), provided that proceeds of such sale sufficient to pay the redemption price plus accrued interest to the redemption date shall be contributed to the Company.

8. Notice of Redemption.

Notice of redemption pursuant to paragraph 6 or paragraph 7 will be mailed at least 30 days but not more than 60 days before the Redemption Date, in each case to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations of $2,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple of $1,000 in excess thereof) of the principal of Securities that have denominations larger than $2,000; provided that the unredeemed portion of a Security must be at least $2,000 in principal amount.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

9. Change of Control Offer.

Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

10. Limitation on Asset Sales.

The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11. Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12. Persons Deemed Owners.

Subject to paragraph 2, the registered Holder of a Security shall be treated as the owner of it for all purposes.

13. Unclaimed Funds.

Subject to applicable escheat and abandoned property laws, if funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14. Discharge Prior to Redemption or Maturity.

The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16. Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17. Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may subject to certain conditions specified in the Indenture, otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19. No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Company, any Guarantor or any Subsidiary thereof shall have any liability for any obligation of the Company or any

Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20. Subsidiary Guarantees.

This Security will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

21. Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without giving effect to applicable principles of conflicts of laws to the extent that such principles are not mandatorily applicable by statute and the application of the laws of another jurisdiction would be required thereby.

24. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25. Registration Rights.

Pursuant to the Registration Rights Agreement, the Company may be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 10% Senior Subordinated Note due 2014 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Security. The Holders shall be entitled under the Registration Rights Agreement to receive Additional Interest hereon in the event such exchange offer is not consummated or the Securities are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

26. Indenture.

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: BWAY Corporation, 8607 Roberts Drive, Suite 250, Atlanta, GA 30350, Attention: Kevin C. Kern.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that such transfer is:

[Check One]

(1)	__	to the Company or a subsidiary thereof; or

(2)	__	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	__	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	__	outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	__	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	__	pursuant to an effective registration statement under the Securities Act; or

(7)	__	pursuant to another available exemption from the registration statement requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.12 [    ]             Section 4.13 [    ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount: $             ($1,000 or any integral multiple thereof; provided that the part not purchased must be at least $2,000)

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Physical Security, or exchanges of a part of another Global Security or Physical Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee